UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 25, 2017

Hyperdynamics Corporation

(Exact name of registrant as specified in its charter)

(Address of principal executive offices,
including zip code)

(Registrant’s telephone number,
including area code)

Delaware	001-32490	87-0400335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices, including zip code)

voice:  (713) 353-9400

fax:  (713) 353-9421

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2017, Hyperdynamics Corporation (“we” or “our”) appointed Sergey Alekseev as Senior Vice President and Chief Financial Officer of Hyperdynamics Corporation. Mr. Alekseev joined Hyperdynamics in September 2016 as Vice President-Commercial Development as a non-employee consultant.

Prior to joining Hyperdynamics, Mr. Alekseev was Chief Operating Officer for Soyuzneftegaz, a Russian oil and gas company, and was Chief Financial Officer and First Vice President for Rosneft.  Previously, he also held executive positions with ABN AMRO Bank and Coopers & Lybrand, both in Moscow.  Mr. Alekseev holds a Diploma in International Financial Relations from the Moscow Institute of International Relations and a Master’s degree in International Economics (MSc.Ec.) from the London School of Economics.

Mr. Alekseev will receive an annual salary of $300,000 and be eligible to receive discretionary bonuses based on performance. Mr. Alekseev also received 30,000 Incentive Stock Options of Hyperdynamics Corporation dated April 19, 2017 with immediate vesting and a 5 year term.

On April 20, 2017, effective April 17, 2017, David Gullickson resigned his position as Vice President of Finance, Treasurer, Principal Accounting Officer and Corporate Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: April 25, 2017	By:	/s/ Ray Leonard
	Name:	Ray Leonard
	Title:	President and Chief Executive Officer

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